Exhibit 10.54

Amendment No. 1

Provide Commerce, Inc.

Supplemental Executive Retirement Plan

WHEREAS, Provide Commerce, Inc. (the “Company”) adopted the Provide Commerce, Inc., Supplemental Executive Retirement Plan (the “Plan”);

WHEREAS, the Plan became effective on January 1, 2004;

WHEREAS, pursuant to the Article 5.2 of the Plan, any employer may, at any time, amend or modify the Plan in whole or in part with respect to its participating employees by the actions of its Board of Directors;

WHEREAS, the Company desires to amend the Plan as set forth below; and

NOW, THEREFORE, the Plan is amended as of January 1, 2004, as follows:

1.	Section 1.11(a) and (b) of the Plan are hereby amended in their entirety to read as follows:

“Section 1.11(a) “Compensation” shall mean annual salary before reduction for compensation deferred pursuant to the non-qualified Deferred Compensation Plan and before reduction for compensation deferred pursuant to all tax-qualified retirement plans, and Code Section 125 or 401(k) plans of any Employer, but excluding bonuses, commissions, overtime, relocation expenses, incentive payments, non-monetary award, directors fees and other fees, and automobile allowances and other fringe benefits paid to a Participant for employment services rendered to any Employer.”

“Section 1.11(b) Notwithstanding the foregoing, “Compensation” for CEO shall mean annual salary and annual bonus before reduction for compensation deferred pursuant to the non-qualified Deferred Compensation Plan and before reduction for compensation deferred pursuant to all tax-qualified retirement plans, and Code Section 125 or 401(k) plans of any Employer, but excluding bonuses, commissions, overtime, relocation expenses, incentive payments, non-monetary award, directors fees and other fees, and automobile allowances and other fringe benefits paid to a Participant for employment services rendered to any Employer.”

2.	Section 1.25(b) is hereby amended in its entirety to read as follows:

“Section 1.25(b) “SERP Benefit for the Chairman” shall mean a defined benefit of Two Hundred Thirty Two Thousand Four Hundred Forty Eight Dollars ($232,448) payable to the chairman of the Board as of December 1, 2003 (the “Chairman”) annually over twenty (20) years commencing upon his date of Retirement.”

3.	Except as specifically amended hereby, the Plan shall remain in full force and effect in accordance with the terms and conditions thereof.